UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

2/7/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 7, 2007, the Board of Directors of Safeco Corporation, upon the recommendation of the Nominating/Governance Committee, adopted a director resignation policy. This policy was incorporated into Safeco’s Governance Guidelines, which is publicly available at www.safeco.com/governance. The director resignation policy provides that any director nominee in an uncontested election who receives a greater number of votes withheld than votes cast for his or her election or re-election must tender his or her resignation to the Board within five business days from the certification of the shareholder vote by the inspector of elections. The Nominating/Governance Committee will make a recommendation to the Board as to whether to accept the director’s resignation or whether other action should be taken. The director whose resignation is under consideration will abstain from participating in both the Nominating/Governance Committee’s recommendation and the Board’s decision with respect to the resignation. The Board will act on the resignation within 90 days following the submission of the director’s resignation and publicly disclose its decision within four business days of its decision. If a resignation is not accepted by the Board, the director will continue to serve.

Item 9.01	Financial Statements and Exhibits

None.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: February 13, 2007	/s/ Kris L. Hill
Kris L. Hill Vice President and Controller